UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2006 (July 25, 2006)

BERRY PETROLEUM COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	1-9735 (Commission File Number)	77-0079387 (IRS Employer Identification Number)

5201 TRUXTUN AVE., STE. 300, BAKERSFIELD, CA (Address of Principal Executive Offices)	93309 (Zip Code)

Registrant’s telephone number, including area code: (661) 616-3900

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing

Additional Disclosures Requested by the NYSE Regarding the Berry Petroleum Company Chairman of the Board's Role in Presiding Over Executive Sessions of its Board of Directors

The Commentary to Section 303A.03 of the New York Stock Exchange (NYSE) Listed Company Manual requires each listed company to disclose in its proxy statement the name of the director chosen to preside at executive sessions of non-management directors or the procedure by which a presiding director is selected for each executive session. Berry Petroleum Company's corporate governance principles state that the Chairman of the Board presides at all executive sessions of the non-management directors and that the non-management directors will meet in executive session at all regularly scheduled meetings of the Board of Directors. In its 2006 proxy statement Berry Petroleum Company (Berry) disclosed that its Chairman of the Board is responsible for running all meetings of the Board of Directors. The proxy statement also included references to Berry's corporate governance principles and the fact they are available at Berry's webpage, www.bry.com.

On July 25, 2006 the NYSE notified Berry that it was considered deficient in meeting the above requirement and provided until August 1, 2006 to cure the deficiency. While Berry believes that its disclosures were sufficient and in any event that any deemed failure is not material, Berry sets forth the information below and in future years, it will include this disclosure in its proxy statement.

The Chairman of the Board, Mr. Martin H. Young, Jr., is designated to preside at all executive sessions of the non-management directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

BERRY PETROLEUM COMPANY
By:	/s/ Kenneth A. Olson
Kenneth A. Olson
Corporate Secretary

Date: July 27, 2006